SCHEDULE II
                            INFORMATION WITH RESPECT TO
                 TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)
                                     SHARES PURCHASED      AVERAGE
                        DATE             SOLD(-)           PRICE(2)
 COMMON STOCK-CLICK COMMERCE INC.
          GAMCO ASSET MANAGEMENT INC.
                      10/10/06           16,000            22.7100
                      10/09/06            1,000            22.6899
                      10/06/06            9,000            22.6987
	    GABELLI SECURITIES, INC.
          	  GABELLI ASSOCIATES LTD
                      10/10/06            1,886            22.7000
                      10/09/06            5,899            22.6899
                      10/05/06            1,894            22.6500
          	  GABELLI ASSOCIATES FUND II
                      10/09/06              500            22.6899
                      10/05/06              500            22.6500
          	  GABELLI ASSOCIATES FUND
                      10/09/06            5,500            22.6899
                      10/06/06            1,535            22.6500
                      10/05/06            2,000            22.6500
          GABELLI FUNDS, LLC.
              GABELLI UTILITY FUND
                      10/10/06           30,000            22.7200
              GABELLI CONVERTIBLE FUND
                      10/05/06           20,000            22.6665
              GABELLI ABC FUND
                      10/09/06           11,000            22.7000
                      10/06/06           34,000            22.7000

(1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED
    ON THE NASDAQ GLOBAL MARKET.

(2) PRICE EXCLUDES COMMISSION.